UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 18, 2020

Allakos Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38582	45-4798831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

975 Island Drive, Suite 201

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 597-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2020, Allakos Inc. (the “Company”) entered into an additional ten-year commercial supply agreement (the “Supply Agreement”) with Lonza Sales AG (“Lonza”), pursuant to which Lonza has agreed to manufacture lirentelimab (AK002) for the Company, among other related services. Lonza is currently the Company’s sole manufacturer for lirentelimab (AK002).

Pursuant to the Supply Agreement, the Company will provide rolling forecasts to Lonza that reflect future manufacturing of lirentelimab (AK002) by Lonza.

The Supply Agreement may be terminated by either party before its expiration in the event of certain breaches of the Supply Agreement by the other party. In addition, the Company may terminate the Supply Agreement under other specified conditions.

The Supply Agreement includes customary indemnification, intellectual property protection, remedies and confidentiality terms, as well as certain quality requirements.

The foregoing summary of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, a copy of which the Company anticipates filing as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2020, the Board of Directors (the “Board”) of Allakos Inc. (the Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, increased the size of the Board to seven members and appointed Natalie Holles to the Board to fill the newly created directorship, effective immediately. Ms. Holles will serve as a Class II director of the Company, to hold office until the Company’s 2023 annual meeting of stockholders and until her successor is elected and qualified, or until her earlier death, resignation or removal. The Board has determined that Ms. Holles satisfies the applicable independence requirements of the Nasdaq Listing Rules.

Following the date of her appointment to the Board, Ms. Holles shall receive options to purchase 15,400 shares of the Company’s common stock pursuant to the Company’s 2018 Equity Incentive Plan. One thirty-sixth of the shares subject to the options shall vest each month following the commencement of Ms. Holles’s service, subject to her continued service to the Company on each such vesting date.

Ms. Holles will participate in the Company’s Outside Director Compensation Policy, which was amended and restated as of April 1, 2020. Under the policy, non-employee directors receive an annual cash retainer of $47,500 (plus additional amounts for committee service, if appointed), an initial grant of a stock option upon joining the Board (described above), and an annual stock option covering 7,700 shares of common stock.

Additionally, the Company and Ms. Holles have entered into an indemnification agreement in substantially the same form that the Company has entered into with each of its existing directors.

On December 22, 2020, the Company issued a press release to announce the appointment of Ms. Holles to the Board, A copy of the press release issued concerning the appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 22, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date: December 22, 2020	By:	/s/ Robert Alexander
Robert Alexander
Chief Executive Officer

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